Exhibit 99.1


    Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                  /s/William P. Hallman, Jr.,
                                  Attorney-in-Fact for:

                                    SID R. BASS MANAGEMENT
                                        TRUST (1)
                                    SID R. BASS (2)
                                    LEE M. BASS (3)


(1) A Power of Attorney authorizing William P. Hallman, Jr., et al., to act on behalf of the Sid R. Bass Management Trust previously has been filed with the Securities and Exchange
     Commission..

(2) A Power of Attorney authorizing William P. Hallman, Jr., et al., to act on behalf of Sid R. Bass previously has been filed with the Securities and Exchange Commission.

(3) A Power of Attorney authorizing William P. Hallman, Jr., et al., to act on behalf of Lee M. Bass previously has been filed with the Securities and Exchange Commission.